MGP INGREDIENTS REPORTS STRONG THIRD QUARTER 2020 RESULTS
Consolidated sales increased 13.5% from prior year period; operating income increased 17.7%

ATCHISON, Kan., October 29, 2020 - MGP Ingredients, Inc. (Nasdaq:MGPI), a leading supplier of premium distilled spirits and specialty wheat proteins and starches, today reported results for the third quarter ended September 30, 2020.

2020 third quarter results compared to 2019 third quarter results

•Consolidated sales increased 13.5% to $103.0 million, reflecting an increase in both the Distillery Products and Ingredient Solutions segments.
•Consolidated gross profit increased 23.3% to $23.2 million, due to increased gross profit in the Ingredient Solutions and Distillery Products segments.
•Consolidated operating income increased 17.7% to $13.7 million.
•Non-GAAP operating income increased 17.8% to $13.7 million, exclusive of CEO transition costs.
•GAAP and non-GAAP earnings per share increased to $0.61 per share from $0.48 per share, primarily due to improved operating results.

“These quarterly results highlighted the diversity of growth across our product lines and segments,” said David Colo, president and CEO of MGP Ingredients. “Aged whiskey sales experienced a record quarter while new distillate and specialty ingredients also yielded strong double-digit sales growth during the quarter. While we anticipate continued uncertainty related to the pandemic through the end of this year and into 2021, we believe we remain well positioned to execute our long-term strategic plan.”

Distillery Products Segment - Brown Goods Sales Grew 29.2% Led by Strong Aged Whiskey Sales
In the third quarter of 2020, sales for the Distillery Products segment increased 11.4% to $81.6 million. Gross profit increased to $17.3 million or 21.2% of segment sales, compared to $15.9 million, or 21.7% of segment sales in the third quarter 2019.

“We are very pleased with the continued strength of our aged whiskey sales this quarter, which equated to strong double-digit revenue growth from the prior year period,” said Colo. “Our objective of maximizing brown goods profitability continued this quarter by delivering one of our best gross profit results. However, total segment gross margins were negatively impacted by approximately 350 basis points resulting from decreased barrel put-away, as we continue to align our MGP-owned aging whiskey inventory with projected demand. New customer acquisition growth for our new distillate and aged whiskey products also remains strong despite the uncertainty related to the pandemic. The long-term macro trends supporting the ongoing growth of the American Whiskey category remain encouraging.

“Demand for our industrial alcohol products as a result of the COVID-19 pandemic continues to remain elevated with pricing slightly increasing over the prior year quarter. However, volume sales for industrial alcohol were down slightly to support increased optimization and sales of white goods premium beverage alcohol– consistent with our long-term strategy. As a result, white goods sales increased 6.5% for the quarter.”

Ingredient Solutions Segment - Gross Profit Increased 102.9%
For the third quarter of 2020, sales in the Ingredient Solutions segment increased 22.7% to $21.3 million. Gross profit increased to $5.9 million, or 27.4% of segment sales, compared to $2.9 million, or 16.6% of segment sales in the third quarter 2019.

“The continued strength of our Ingredient Solutions segment and its diverse customer mix are reflected in the strong results this quarter,” continued Colo. “In addition to recognizing efficiencies to improve throughput and profitability, we were also successful in continuing to optimize our product mix this quarter. Consumer trends seeking to increase the amount of plant-based protein and dietary fiber in their diets as part of an overall healthier lifestyle continue to align well with our ingredient product portfolio and underscore our confidence in the sustainability of these improved results going forward.”

Other
Corporate selling, general and administrative expenses of $9.5 million for the third quarter 2020 increased 32.3%, compared to the third quarter 2019, primarily due to higher incentive compensation expenses and professional service fees, which were partially offset by decreased costs related to the prior year EPA settlement.

The corporate effective tax rate for the quarter was 21.6% compared with 26.9% in the year ago period. The decrease, as compared to the prior year period, was primarily due to the release of a portion of the Company's valuation allowance.

GAAP and non-GAAP earnings per share increased to $0.61 per share for the third quarter 2020, compared to $0.48 per share for the third quarter 2019.

Conclusion
“We remain confident in our long-term strategy and our ability to align with strong macro consumer trends across the organization,” stated Colo. “Our investment in aging whiskey inventory decreased this quarter to $108.4 million, at cost. This decline was primarily driven by increased sales of aged whiskey and decreased put-aways during the quarter. We are realizing the long-term value of this inventory, as reflected in our operating cash flows, and believe we are well positioned to meet projected demand while delivering sustainable growth and value creation for the Company.

“Our brands initiative continued its momentum this quarter as consumer acceptance of our core portfolio remains strong. The launch of our Remus Repeal Reserve Series IV, as well as our single barrel offerings of George Remus® bourbon and Rossville Union® rye whiskeys during the quarter have exceeded our expectations, while infusing additional consumer excitement for our brands. We remain focused on accelerating our brands through increased distribution and sales velocity in both existing and new markets,” Colo concluded.

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast:        ir.mgpingredients.com on the Events & Presentations page
Conference Call:    844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
Founded in 1941, MGP is a leading supplier of premium distilled spirits and specialty wheat proteins and starches. Distilled spirits include bourbon and rye whiskeys, gins and vodkas, which are expertly crafted through a combination of art and science and backed by a long history of experience. The company’s proteins and starches are created in the same manner and provide a host of functional, nutritional and sensory benefits for a wide range of food products. MGP additionally is a top producer of high quality industrial alcohol for use in both food and non-food applications. The company is headquartered in Atchison, Kansas, where distilled alcohol products and food ingredients are produced. Premium spirits are also distilled and matured at the company’s facility in Lawrenceburg, Indiana. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements as well as historical information. All statements, other than statements of historical facts, included in this news release regarding the prospects of our industry and our prospects, plans, financial position, business strategy, guidance on changes in operating income, sales, gross margin, and future effective tax rate may constitute forward-looking statements. In addition, forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology. They reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison facility or our Indiana facility, (ii) the availability and cost of grain and flour, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the ability to effectively pass raw material price increases on to customers, (viii) our ability to maintain compliance with all applicable loan agreement covenants, (ix) our ability to realize operating efficiencies, (x) actions of governments, and (xi) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery Products and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, MGP has disclosed adjusted operating income, adjusted income before taxes, adjusted net income, adjusted MGP earnings, and basic and diluted adjusted earnings per share. The presentation of non-GAAP financial measures should be reviewed in conjunction with operating income, income before taxes, net income, net income attributable to common shareholders and basic and diluted earnings per share computed in accordance with U.S. GAAP and should not be considered a substitute for these GAAP measures. The non-GAAP adjustments referenced in the section entitled "Reconciliation of Selected GAAP Measures to Non-GAAP Measures," take into account the impacts of items that are not necessarily ongoing in nature and/or predictive of the Company's operating trends. We believe that these non-GAAP measures provide useful information to investors regarding the company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measure.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for quarter ended September 30, 2019	$11,604
Increase in gross profit - Ingredient Solutions segment	2,970	25.6	pp(a)
Increase in gross profit - Distillery Products segment	1,402	12.1	pp
Increase in selling general and administrative expenses	(2,324)	(20.0)	pp
Operating income for quarter ended September 30, 2020	$13,652	17.7%

Operating income, year to date versus year to date	Operating Income	Change
Operating income for year to date ended September 30, 2019	$30,991
Increase in gross profit - Ingredient Solutions segment	8,191	26.4	pp(a)
Increase in gross profit - Distillery Products segment	3,912	12.6	pp
Increase in selling general and administrative expenses	(4,396)	(14.1)	pp
Operating income for year to date ended September 30, 2020	$38,698	24.9%

(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER SHARE (“EPS”) ROLLFORWARD

Change in basic and diluted EPS, quarter versus quarter	Basic and Diluted EPS	Change
Basic and diluted EPS for quarter ended September 30, 2019	$0.48
Increase in operations(b)	0.09	18.8	pp(a)
Tax: Change in income tax	0.03	6.3	pp
Decrease in weighted average shares outstanding	0.01	2.1	pp
Basic and diluted EPS for quarter ended September 30, 2020	$0.61	27.2%

Change in basic and diluted EPS, year to date versus year to date	Basic and Diluted EPS	Change
Basic and diluted EPS for year to date ended September 30, 2019	$1.51
Increase in operations(b)	0.47	31.1	pp(a)
Decrease in weighted average shares outstanding	0.02	1.3	pp
Change in interest expense, net (b)	(0.03)	(2.0)	pp
Tax: Change in share-based compensation	(0.21)	(13.9)	pp
Tax: Change in effective tax rate (excluding above tax item)	(0.08)	(5.3)	pp
Basic and diluted EPS for year to date ended September 30, 2020	$1.68	11.2%

(a) Percentage points (“pp”).
(b) Items are net of tax based on the effective tax rate for the base year (2019).

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLERY PRODUCTS SALES
	Quarter Ended September 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2020	2019	$ Change	% Change
Brown goods	$34,365	$26,606	$7,759	29.2%
White goods	16,362	15,359	1,003	6.5
Premium beverage alcohol	50,727	41,965	8,762	20.9
Industrial alcohol	19,461	19,525	(64)	(0.3)
Food grade alcohol	70,188	61,490	8,698	14.1
Fuel grade alcohol	1,274	1,438	(164)	(11.4)
Distillers feed and related co-products	6,119	6,630	(511)	(7.7)
Warehouse services	4,041	3,737	304	8.1
Total Distillery Products	$81,622	$73,295	$8,327	11.4%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended September 30,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2020	2019	$ Change	% Change
Specialty wheat starches	$11,604	$8,432	$3,172	37.6%
Specialty wheat proteins	7,994	6,166	1,828	29.6
Commodity wheat starches	1,596	2,300	(704)	(30.6)
Commodity wheat proteins	148	492	(344)	(69.9)
Total Ingredient Solutions	$21,342	$17,390	$3,952	22.7%

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENTS (continued)
(Dollars in thousands)

	DISTILLERY PRODUCTS SALES
	Year to Date Ended September 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2020	2019	$ Change	% Change
Brown Goods	$88,975	$79,054	$9,921	12.5%
White Goods	48,306	47,232	1,074	2.3
Premium beverage alcohol	137,281	126,286	10,995	8.7
Industrial alcohol	64,032	60,604	3,428	5.7
Food grade alcohol	201,313	186,890	14,423	7.7
Fuel grade alcohol	3,970	4,337	(367)	(8.5)
Distillers feed and related co-products	19,889	19,906	(17)	(0.1)
Warehouse services	11,641	10,762	879	8.2
Total Distillery Products	$236,813	$221,895	$14,918	6.7%

	INGREDIENT SOLUTIONS SALES
	Year to Date Ended September 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2020	2019	$ Change	% Change
Specialty wheat starches	$30,938	$22,523	$8,415	37.4%
Specialty wheat proteins	20,372	15,884	4,488	28.3
Commodity wheat starches	5,247	7,575	(2,328)	(30.7)
Commodity wheat proteins	1,236	2,405	(1,169)	(48.6)
Total Ingredient Solutions	$57,793	$48,387	$9,406	19.4%

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	Quarter Ended September 30,		Year to Date Ended September 30,
	2020	2019	2020	2019
Sales	$102,964	$90,685	$294,606	$270,282
Cost of sales	79,802	71,895	227,531	215,310
Gross profit	23,162	18,790	67,075	54,972
Selling, general and administrative expenses	9,510	7,186	28,377	23,981
Operating income	13,652	11,604	38,698	30,991
Interest expense, net and other	(409)	(364)	(1,349)	(937)
Income before income taxes	13,243	11,240	37,349	30,054
Income tax expense	2,862	3,025	8,636	4,208
Net income	10,381	8,215	28,713	25,846

Income attributable to participating securities	69	54	192	171
Net income attributable to common shareholders and used in EPS calculation	$10,312	$8,161	$28,521	$25,675

Basic and diluted weighted average common shares	16,916,675	17,027,068	16,943,130	17,006,226

Basic and diluted earnings per common share	$0.61	$0.48	$1.68	$1.51

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	September 30, 2020	December 31, 2019		September 30, 2020	December 31, 2019
ASSETS			LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Assets:			Current Liabilities:
Cash and cash equivalents	$19,966	$3,309	Current maturities of long-term debt	$412	$401
Receivables, net	52,673	40,931	Accounts payable	29,055	29,511
Inventory	142,798	136,931	Accrued expenses	14,938	9,383
Prepaid expenses	3,928	2,048	Total Current Liabilities	44,405	39,295
Refundable income taxes	1,719	987	Other Liabilities:
Total Current Assets	221,084	184,206	Long-term debt, less current maturities	40,363	40,658
			Credit agreement - revolver	13,733	1
			Long-term operating lease liabilities	3,226	4,267
Property, plant, and equipment	323,755	313,958	Deferred credits	1,035	1,233
Less accumulated depreciation and amortization	(194,112)	(185,539)	Other noncurrent liabilities	4,818	4,170
Property, Plant, and Equipment, net	129,643	128,419	Deferred income taxes	2,165	1,929
Operating lease right-of-use assets, net	5,362	6,490	Total Liabilities	109,745	91,553
Other assets	5,657	3,482	Stockholders’ equity	252,001	231,044
TOTAL ASSETS	$361,746	$322,597	TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$361,746	$322,597

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Year to Date Ended September 30,
	2020	2019
Cash Flows from Operating Activities
Net income	$28,713	$25,846
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,618	8,537
Loss (gain) on sale of assets	337	(138)
Share-based compensation	2,693	2,752
Deferred income taxes, including change in valuation allowance	460	952
Changes in operating assets and liabilities:
Receivables, net	(11,683)	(1,757)
Inventory	(5,673)	(17,424)
Prepaid expenses	(2,032)	(326)
Refundable income taxes	(673)	(2,138)
Accounts payable	2,196	(331)
Accrued expenses	5,647	(3,236)
Deferred credits	(198)	(249)
Other, net	52	(75)
Net cash provided by operating activities	29,457	12,413
Cash Flows from Investing Activities
Additions to property, plant, and equipment	(13,507)	(10,375)
Deferred compensation plan investments	—	(1,189)
Acquisition of business	(2,750)	—
Proceeds from sale of property	688	—
Other, net	56	—
Net cash used in investing activities	(15,513)	(11,564)
Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(6,144)	(5,141)
Purchase of treasury stock	(4,395)	(5,470)
Loan fees paid related to borrowings	(1,148)	—
Proceeds from long-term debt	—	20,000
Principal payments on long-term debt	(300)	(288)
Proceeds from credit agreement - revolver	54,700	14,140
Payments on credit agreement - revolver	(40,000)	(24,640)
Other, net	—	(78)
Net cash provided by (used in) financing activities	2,713	(1,477)
Increase (decrease) in cash and cash equivalents	16,657	(628)
Cash and cash equivalents, beginning of period	3,309	5,025
Cash and cash equivalents, end of period	$19,966	$4,397

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)
(in thousands)

	Quarter Ended September 30, 2020
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings (a)	Basic and Diluted EPS
Reported GAAP Results	$13,652	$13,243	$10,381	$10,312	$0.61
Adjusted to remove:
CEO transition costs (b)	22	22	21	21	—
Adjusted Non-GAAP results	$13,674	$13,265	$10,402	$10,333	$0.61

	Quarter Ended September 30, 2019
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings (a)	Basic and Diluted EPS
Reported GAAP Results	$11,604	$11,240	$8,215	$8,161	$0.48
Adjusted to remove:
	—	—	—	—	—
Adjusted Non-GAAP results	$11,604	$11,240	$8,215	$8,161	$0.48

	Year to Date Ended September 30, 2020
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings (a)	Basic and Diluted EPS
Reported GAAP Results	$38,698	$37,349	$28,713	$28,521	$1.68
Adjusted to remove:
CEO transition costs (b)	1,390	1,390	1,279	1,279	0.08
Adjusted Non-GAAP results	$40,088	$38,739	$29,992	$29,800	$1.76

	Year to Date Ended September 30, 2019
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings (a)	Basic and Diluted EPS
Reported GAAP Results	$30,991	$30,054	$25,846	$25,675	$1.51
Adjusted to remove:
	—	—	—	—	—
Adjusted Non-GAAP results	$30,991	$30,054	$25,846	$25,675	$1.51

(a)MGP Earnings has been defined as "Net income attributable to common shareholders and used in EPS calculation."

(b)The CEO transition costs are included in the Condensed Consolidated Statement of Income within the Selling, general and administrative line item. The adjustment includes additional employee related costs in connection with the transition of CEOs.